Exhibit 99.3

Consent of Director Nominee of Thomas James Homes, Inc.

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of Thomas James Homes, Inc., a Delaware corporation, and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Derek Smith
Name:	Derek Smith

Date:  September 10, 2021